EXHIBIT 99.1

For Immediate Release


                        ANCHOR BANCORP WISCONSIN INC.
                INDEPENDENT AUDITOR WITHDRAWS PRIOR REPORTS


     MADISON, WI (June 29, 2005) - Anchor BanCorp Wisconsin Inc. (NASDAQ:
ABCW) announced today that Ernst & Young LLP, the Company's independent registered public accounting firm, has withdrawn its previously-issued audit reports and completed interim reviews related to the Company's consolidated financial statements for fiscal 2005, 2004 and 2003(including interim periods therein) and prior financial statements included in annual and quarterly reports on Forms 10-K and 10-Q filed by the Company with the SEC because of material adjustments which were required as a result of the Company's incorrect accounting for loans originated by the Company through the Mortgage Partnership Finance ("MPF") 100 program of the Federal Home Loan Bank ("FHLB") of Chicago. Ernst & Young LLP also stated that the Company has a material weakness in its system of internal controls over financial reporting related to the accounting for the Company's participation in the MPF 100 program. As a result of the foregoing, the Company is unable to complete the preparation of its consolidated financial statements for fiscal 2005 at this time and the preliminary unaudited results for fiscal 2005 included in the Company's press release issued on May 20, 2005 should no longer be relied upon.

     The corrections which are necessary to restate the Company's financial statements generally relate to the timing of the recognition of income from its participation in the MPF program and do not reflect a change in the underlying economics of the Company's participation in the MPF program, the Company's business or its future prospects.

MPF Program

     Historically, the Company has been an active participant in the MPF program developed by the FHLB of Chicago and implemented by eight other FHLBs. The program generally is intended to provide member institutions with an alternative to holding fixed-rate residential mortgage loans in their loan portfolios or selling them in the secondary market. Institutions that participate in the MPF program originate loans that are purchased or funded by the FHLBs. Credit risk is shared between the participating institution and the FHLB by structuring the potential loss into several layers, with the participating institution being liable for losses on loans delivered pursuant to the MPF program after application of an initial layer of losses (after any private mortgage insurance coverage) is absorbed by the FHLB, subject to an agreed-upon maximum amount of such secondary credit enhancement which is intended to be in an amount equivalent to a "AA" credit risk rating by a rating agency. The participating institution receives credit enhancement fees from the FHLB for providing this secondary credit enhancement and continuing to manage the credit risk of the MPF loans. Participating institutions also are paid specified servicing fees for servicing the MPF loans.

     An institution participates in the MPF program either by originating individual loans on a "flow" basis as agent for the FHLB pursuant to the MPF 100 program or by selling as principal closed loans owned by it to the FHLB pursuant to one of the FHLB's closed-loan programs. Under applicable guidance, loans originated on an agency basis pursuant to the MPF 100 program are not sales of loans under Financial Accounting Standards Board ("FASB") Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" ("FAS 140"). In contrast, closed loans which are sold by a participating institution to the FHLB pursuant to one of the FHLB's closed-loan programs involve loan sales and the institution must account for these transactions in accordance with FAS 140.

Anticipated Revisions

     The Company has participated in the MPF program by originating loans on an agency basis through the MPF 100 program, but has determined that it incorrectly accounted for these transactions as sales of loans under FAS 140. Accordingly, the Company will revise its income from gains on sale of loans relating to the MPF program and make appropriate adjustments to the amount of the related mortgage servicing rights and other items.

     Although the Company has not yet completed its review, management preliminarily estimates that the effects of the revisions to its statements of operations will be to decrease net income by up to approximately $0.21 per fully diluted share in the aggregate for fiscal 2003, 2004 and 2005. The effects of the revisions in these years will be recognized in net income in future years. The capital accounts of the Company will not be materially affected, and the risk-based capital regulatory ratios of the Company's subsidiary bank may even modestly increase because the Company has been maintaining the higher amount of risk-based capital required for participation in a closed-loan MPF program (100% of the credit enhancement obligation, not to exceed 4% of the unpaid principal balance of the related loans), as compared to the lower capital treatment afforded direct credit substitutes under the MPF 100 program (8% of the credit enhancement obligation). All estimates contained herein are subject to change until the Company completes the preparation of its restated financial statements and they are reviewed and audited by its independent public accountants.

     The Company's Form 10-K for the fiscal year ended March 31, 2005 to be filed with the SEC will include disclosure of the effects of the revisions to the financial statements for each of the periods included in the audited financial statements for the fiscal years ended March 31, 2003, 2004 and 2005 and on the unaudited quarterly results of operations for fiscal 2004 and fiscal 2005.

Filing of Form 10-K

     The Company previously filed a Form 12b-25 with the SEC to report a delay in the filing of the Company's Form 10-K for fiscal 2005. If a completed Form 10-K is filed within 15 days after the prescribed due date for the Form 10-K, then the Form 10-K is deemed timely filed. Because of the additional work necessary to restate the Company's financial statements, the Company will not be able to file its Form 10-K for 2005 by June 29, 2005. Therefore,

                                    2

notwithstanding the Form 12b-25 filing, the Company expects that it will file its Form 10-K for fiscal 2005 late, but expects to be able to file this Form 10-K in July 2005.

     The Company's management and the Audit Committee of the Company's Board of Directors have discussed the matters disclosed in this Form 8-K with Ernst & Young LLP and are taking appropriate remedial action.

Annual Meeting

     The Company also announced that in light of the decision to restate its financial statements, it has delayed the holding of its annual meeting of shareholders to a to-be-determined date.

     This news release contains certain forward-looking statements with respect to the financial condition, results of operations and business of Anchor BanCorp. Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, changes in general economic conditions, interest rates, deposit flows, loan demand, asset quality, competition, legislation or regulation and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and accounting factors affecting Anchor BanCorp's operations. Investors are encouraged to access Anchor BanCorp's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding Anchor BanCorp, including information which could affect Anchor
BanCorp's forward-looking statements.   The forward-looking statements in this
news release speak only as of the date of the release, and Anchor BanCorp assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward- looking statements.





















                                    3